AGREEMENT

This Agreement (the “Agreement”) dated January 23, 2011, by and between, Natural Blue Resources, Inc., a Delaware Corporation (the “Issuer”), and Atlantic Acquisitions, LLC, a Massachusetts limited liability company and its wholly-owned subsidiary, Atlantic Dismantling and Site Contractors, Corp. (“AD”) and any an all of its affiliates (the “Recipient”).

WHEREAS, Issuer is authorized to issue up to a total of 493,000,000  common shares (the “Issuer Stock”) of which there are currently 55,586,911 shares issued and outstanding; and

WHEREAS, Recipient is in the business of dismantling buildings and other structures and wish to assign all of their present and future dismantling contracts to Issuer (see exhibit A) and to pursue all future dismantling contracts that would otherwise have been pursued in the name of Recipient or AD on behalf of Natural Blue Steel/Atlantic, Inc. (a to be formed wholly owned subsidiary of the Issuer); and

WHEREAS, Recipient wishes to receive in exchange for such assignment and agreement 35,000,000 restricted shares of Issuer’s Stock:, and the Issuer wishes to issue such Issuer Stock to Recipient consideration of such assignment and agreement, all upon the terms and subject to the conditions herein set forth;

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

I.

Issuance of the Issuer Stock.

1.1

Agreement to Issue.  Subject to the terms and on the conditions hereinafter set forth, Recipient hereby agrees to assign, and to cause AD to assign, all present and future dismantling contracts in process and in negotiation (being the contracts listed on Exhibit A), and to pursue all future dismantling projects that would otherwise have been pursued in the name of Recipient or AD on behalf of Issuer.  In consideration of such assignment and agreement the Issuer agrees to issue to Recipient 35,000,000 restricted shares of Issuer Stock as agreed to herein at the Closing (hereinafter defined).

1.2

Closing of the Issuance.  Subject to Section 6.1, the closing of the Issuance (the “Closing”) shall be deemed to take place at the offices of Recipient, or as soon as all of the conditions set forth in Articles IV and V below have been satisfied (the “Closing Date”).  At the Closing, Issuer will cause 35,000,000 shares of Issuer Stock to be delivered to Recipient (the “Issuance”).

II.

Representations and Warranties of Issuer.

Issuer hereby represents and warrants that:

2.1

Legal Existence.  Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

2.2

Due Authorization.  Issuer has all requisite legal capacity to execute, deliver and perform this Agreement and the transactions hereby contemplated.  This Agreement constitutes a valid and binding agreement on the part of Issuer and is enforceable against Issuer in accordance with its terms.

2.3

No Consents; No Contravention.  The execution, delivery and performance by Issuer of this Agreement

 (i) require no authorization, registration, consent, approval or action by or in respect of, or filings with, any governmental body, agency or official or other person (including but not limited to the U.S. Securities and Exchange Commission), and

(ii) do not contravene, conflict with, result in a breach of or constitute a default under any material provision of applicable law or regulation, or of any material agreement to which Issuer is a party or by which Issuer or the Issuer Stock is bound, or any judgment, order, decree or other instrument binding upon Issuer or the Issuer Stock.

2.4

Ownership; No Encumbrance.  At the Closing, Recipient will be the sole legal, record and beneficial owner of the Issuer Stock issued to Recipient.  Such Issuer Stock shall be fully paid and non-assessable.  Recipient will have good and marketable title to such Issuer Stock and such Issuer Stock is and at Closing shall be free and clear of all liens, pledges, mortgages, charges, security interests or encumbrances of any kind or nature. There will be no outstanding options, warrants, or rights to purchase such Issuer Stock other than as set forth in this Agreement.  This representation shall survive the Closing.

2.5

Litigation.  There are no investigations, actions, suits or proceedings, administrative or otherwise, threatened or pending that affect Issuer’s right to issue Issuer Stock~~,~~ to the Recipient.

2.6

No Broker Fee.  Issuer hereby represents and warrants that there has been no act or omission by Issuer which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder’s fee or other like payment in connection with the transaction contemplated hereby.

III.

Representations and Warranties of Recipient

Recipient hereby represents and warrants that:

3.1

Legal Existence.  Recipient is a limited liability company duly organized, validly existing, and in good standing under the laws of The Commonwealth of Massachusetts.

3.2

Due Authorization.  Recipient has all requisite legal capacity to execute, deliver and perform this Agreement and the transactions hereby contemplated.  This Agreement constitutes a valid and binding agreement on the part of Recipient and is enforceable against Recipient in accordance with its terms.

3.3

No Consents; No Contravention.  The execution, delivery and performance by Recipient of this Agreement (i) require no authorization, consent, approval or action by or in respect of, or filings with, any governmental body, agency or official or other person and (ii) do not contravene, conflict with, result in a breach of or constitute a default under any material provision of applicable law or regulation, or of any material agreement to which Recipient is a party or by which Recipient is bound, or any judgment, order, decree, or other instrument binding upon Recipient.

3.4     Return of Shares.  If there is not a minimum of $35,000,000 in gross revenues during the next 12 months from all contracts assigned hereunder, 100% of these shares are to be returned to the Issuer. If the revenues do total $35M or more and the company does not receive a minimum $18M in financing from sources provided by Atlantic; 5,000,000 shares will be returned by the Recipient.

IV.

Issuer’s Conditions to Closing.

4.1

Accuracy of Representations.  Each of the representations and warranties of Recipient contained in Article III shall be true, complete and correct in all respects.

4.2

No Action to Restrain.  No statute, rule, regulation, judgment, injunction, order or decree shall have been enacted, entered, promulgated, enforced, or deemed applicable by any court of competent jurisdiction, arbitrator, government, or governmental authority or agency, which statute, rule, regulation, judgment, injunction, order or decree shall be in effect and restrain, enjoin, prohibit, or otherwise make illegal the consummation of the transactions contemplated by this Agreement.

V.

Recipient’s Conditions to Closing.

5.1

Accuracy of Representations.  Each of the representations and warranties of Issuer contained in Article II shall be true, complete, and correct in all respects.

5.2

No Action to Restrain.  No statute, rule, regulation, judgment, injunction, order, or decree shall have been enacted, promulgated, enforced, or deemed applicable by any court of competent jurisdiction, arbitrator, government, or governmental authority or agency, which statute, rule, regulation, judgment, injunction, order, or decree shall be in effect and restrain, enjoin, prohibit, or otherwise make illegal the consummation of the transactions contemplated by this Agreement.

5.3

Contract to Perform Demolition Services. The Issuer will form a wholly owed subsidiary Natural Blue Steel/Atlantic, Inc. (“NBS Atlantic”) for the purposes of operating all of the Atlantic projects. Sal Tecce and Joe Montalto shall be members of a 3 man board of NBS Atlantic.  Recipient shall have entered into an agreement in form satisfactory to Recipient for dismantling services pursuant to which Recipient, or AD, if appropriate, shall perform all dismantling services required by Issuer with respect to the dismantling contracts assigned to Issuer by Recipient in accordance with this Agreement and with respect to all other dismantling contracts procured by Issuer from any other source.  Such dismantling services agreement shall provide for reimbursement of all internal and external costs incurred by Recipient or AD, as the case may be, in connection with the provision of dismantling services, and, in addition, 10% of the profit realized by NBS/Atlantic shall be allocated for the express use by NBR for its Corporate Overhead. All other profits shall remain at the operating level.  Additionally, Joe Montalto and Erik Perry will be elected to the Board of directors of Natural Blue Resources at the closing of this agreement.

5.4

Securities Law Compliance.  Issuer shall have taken, or shall take, in connection with the Closing and the Issuance, all actions deemed necessary by Recipient and its counsel, to comply with applicable federal and state securities laws, including, without limitation, the regulations and rules of the U.S. Securities and Exchange Commission.

VI.

Miscellaneous.

6.1

Termination.  If the Closing has not occurred on or before

January 23 , 2011; either party may terminate this Agreement by written notice to the other and in such event neither party shall have any further obligation to the other, except on account of a breach of a material obligation.

6.2

Indemnification.  Issuer and the Recipient shall indemnify, and hold harmless each other from and against any loss, liability, claim, or damage (including incidental and consequential damages), expenses (including costs of investigation and defense and reasonable attorney’s fees), whether or not involving a third-party claim, arising out of or in connection with this agreement or the Issuance.

6.3

Binding Effect; Assignment.  Except as provided to the contrary hereinabove, this Agreement shall apply to and shall be binding upon the parties hereto, their respective successors and assigns and all persons claiming by, through or under any of the aforesaid persons.

6.4

Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

6.5

Amendment.  This Agreement may not be amended or modified, except by a written instrument signed by the parties hereto.

6.6

Applicable Law.  This agreement and all transactions contemplated in this Agreement shall be governed by, construed, and enforced in accordance with the laws of Delaware. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in State of Delaware. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party’s reasonable attorney’s fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

6.7

Severability.  In the event that any one or more of the provisions contained in this Agreement, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and of the remaining provisions contained in this Agreement shall not be in any way impaired, it being intended that all rights, powers, and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

6.8

Notices.  All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given when received.

6.9

Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, Issuer and Recipient have executed this Agreement as of the date set forth above.

ISSUER

BY: /s/ Toney Anaya

Name:

Toney Anaya

Its: President / CEO

RECIPIENT

BY: /s/ Salvatore Tecce

Name:

Salvatore Tecce

Its:  Manager

Date:

January 23, 2011